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                                                                   EXHIBIT 10.10
                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("this Agreement") is made and entered into this 18th day of September, 2000, between RICHARD A. PARLONTIERI, an individual resident of Peachtree City, Georgia (hereinafter referred to as "Employee"), and eMISSIONS TESTING, INC., a Georgia corporation (hereinafter referred to as "Employer").

                              BACKGROUND STATEMENT

      A. Employer is engaged primarily in business of operating vehicle emissions testing facilities at various sites in the State of Georgia; and

      B. Employer wishes to employ Employee to serve as its president and as otherwise provided herein, and Employee is willing to accept such employment, all in accordance with, and subject to, the terms and conditions hereinafter set forth.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

      1. AGREEMENT TO EMPLOY AND BE EMPLOYED. Employer hereby employs Employee to serve as its president, and employee hereby accepts and agrees to such employment , all in accordance with and subject to the terms and conditions of this Agreement. As president, Employee shall be the chief executive officer of Employer. In addition, Employee shall serve temporarily as the chief financial and accounting officer and the treasurer of Employer (the "CFO Position") until such time as the Company employs another person(s) to hold the CFO Position.

      2. DESCRIPTION OF EMPLOYEE'S DUTIES AND LIMITATIONS. Subject to the actions, resolutions and directives of the board of directors of Employee (the "Board") as may be promulgated or issued at any time or from time to time, Employee shall perform such duties and responsibilities as are customarily performed by one holding the position of president in other businesses or enterprises of the same or similar nature as that engaged in by Employer, together with those duties and responsibilities of the president as set forth in the bylaws of Employer and such other duties and responsibilities as may be assigned to Employee by the Board. In addition, while holding the CFO Position, Employee shall perform such duties and responsibilities as are customarily performed by one holding the position of chief financial and accounting officer and the treasurer of other businesses or enterprises of the same or similar nature as that engaged in by Employer, together with those duties and responsibilities of the chief financial and accounting officer and the treasurer as set forth in the bylaws of Employer.


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      3. MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES. Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talent, perform all duties and responsibilities that may be required of him pursuant to the express and implicit terms hereof, to the satisfaction of Employer. Such duties shall be rendered at and from Employer's executive offices in Cumming, Georgia, or at and from such other place or places as Employer shall require or as the interests, needs, business, and opportunities of Employer shall require, as determined by the Board. In addition, Employee's agrees to serve at the pleasure of Employer's shareholder as a member of the Board without any compensation or fee (although Employer will reimburse Employee for any travel and other out-of-pocket expenses reasonably incurred by Employee in attending a meeting of the Board).

      4. DURATION OF EMPLOYMENT. The initial term of this Agreement shall be one
(1) year, commencing on September 18, 2000, and expiring on September 17, 2001, unless sooner terminated or subsequently extended as provided herein (the "Term"). The expiration date of this Agreement shall be extended automatically up to three times, each time for one (1) additional year from the immediately preceding expiration date hereof (subject, however, to the provisions of Section 8 hereof), unless either party elects not to extend this Agreement by giving written notice to the other party prior to the scheduled expiration date of this Agreement. For example, the Term hereof will be extended automatically (assuming the provisions of Section 8 are not applicable) from September 17, 2001 to September 17, 2002, unless either party gives written notice to the other on or before September 17, 2001of its decision not to extend. In the case of an extension, Employee's annual compensation shall increase by ten percent (10%) per year, effective on the date of the relevant extension.

      5. COMPENSATION; REIMBURSEMENT; TRAINING. Employer shall pay Employee and Employee agrees to accept from Employer, in full payment for Employee's services hereunder, compensation at the rate of sixty thousand dollars ($60,000) per annum, payable monthly. A performance bonus of up to ten thousand dollars ($10,000) per quarter may also be earned by the Employee based on the successful achievement of certain business objectives as defined from time to time by the Corporation's Board of Directors. In addition to the foregoing, Employer will reimburse Employee for any and all necessary, customary and usual expenses incurred by him while traveling for and on behalf of the Employer pursuant to Employer's directions. Employee shall also receive a car allowance of five hundred dollars ($500) per month in consideration of his automotive related travel expense. Employee's compensation shall not be reduced or otherwise adjusted if and when Employee no longer holds the CFO Position. Likewise, Employee's compensation shall not be increased or otherwise adjusted if Employer does not employ another person(s) to hold the CFO Position and Employee continues serving in that capacity indefinitely. Employee will be eligible for participation the employee stock option plan, if such a plan becomes effective during Employee's employment hereunder.

      6. FOUNDER'S STOCK, AND EMPLOYEE'S LOYALTY TO EMPLOYER'S INTERESTS.

      (a) Employee acknowledges that he has received a total of two hundred thousand (200,000) shares of common stock of the Employer as a founder (the "Shares").


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      (b) Employer agrees that it will cause to be registered with the
Securities and Exchange Commission (the "SEC") one hundred thousand (100,000) shares of the total Shares described in Section 6(a) above in connection with the filing of any Form S-1 or similar document with the SEC, all at Employer's cost. The parties agree and understand that Employee shall have no other securities registration rights or claims with respect to the Shares except as specifically stated in this Section 6(b).

      (c) Employee shall devote his time, attention, knowledge and skill solely and exclusively to the business and interests of Employer, and Employer shall be entitled to all benefits, emoluments, profits or other issues arising from or incident to any and all work, services and advice of Employee, PROVIDED HOWEVER, Employee may reasonably pursue charitable and other commercial opportunities. Employee expressly agrees that during the Term he will not be interested, directly or indirectly, in any form, fashion, or manner, as a partner, officer, director, stockholder, member, manger, consultant, advisor, employee, or in any other form or capacity, in any other business similar to Employer's business or any allied trade.

      7. NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS. Employee will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation or other entity, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of Employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products or services, or any other information concerning the business of Employer, its manner of operation, or its plans, processes, or other data of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material and confidential, and gravely affect the effective and successful conduct of the business of Employer and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement.

      8. TERMINATION OF THIS AGREEMENT.

      (a) BY EMPLOYER. Notwithstanding any provision to the contrary herein contained, Employer shall have the right to terminate this Agreement and Employee's employment hereunder as follows:

            (1) WITHOUT CAUSE. At any time during the Term, Employer shall have the right and option, exercisable in the discretion of the Board as described below, to terminate this Agreement and Employee's employment hereunder for any reason or for no reason, by giving written notice thereof to Employee. To be effective, such termination must be approved by a majority of the members of the Board (with such majority being determined as if Employee were not a member of the Board). Upon such termination, Employee shall be entitled to receive from Employer severance compensation in an amount equal to one month's compensation (calculated at the time of such termination), such payment to be received by Employee within 30 days after the effective date of such termination; PROVIDED, that Employee shall be entitled to receive from


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Employer any compensation and expense reimbursements to which he is otherwise entitled to receive hereunder to the extent such rights accrued and exist prior to such termination.

            (2) WITH CAUSE. At any time during the Term, Employer shall have the right and option, exercisable in the discretion of the Board as described below, to terminate this Agreement and Employee's employment hereunder for Cause (as defined below), by giving written notice thereof to Employee. To be effective, such termination must be approved by a majority of the members of the Board (with such majority being determined as if Employee were not a member of the Board). Upon such termination, Employee shall not be entitled to receive from Employer any severance or other compensation of any kind or nature; PROVIDED, HOWEVER, that Employee shall be entitled to receive from Employer any compensation and expense reimbursements to which he is otherwise entitled to receive hereunder to the extent such rights accrued and exist prior to such termination. For purposes hereof, the phrase "for Cause" shall mean the occurrence of any one or more of the following: (a) a material breach of this Agreement by Employee; (b) a material breach by Employee of any of his fiduciary obligations to Employee as a director or as an officer of Employer, whether such obligation is set forth in this Agreement or otherwise exists under applicable law; (c) Employee's wrongful appropriation of a corporate opportunity or any money, transaction or benefit that belongs to Employer, or (d) Employee's conviction of any felony or any crime of moral turpitude.

      (b) BY EMPLOYEE.

            (1) WITHOUT GOOD REASON. If Employee terminates his employment hereunder without Good Reason (as defined below), then this Agreement shall terminate and Employee shall not be entitled to receive from Employer any severance or other compensation of any kind or nature; PROVIDED, HOWEVER, that Employee shall be entitled to receive from Employer any compensation and expense reimbursements to which he is otherwise entitled to receive hereunder to the extent such rights accrued and exist prior to such termination.

            (2) WITH GOOD REASON. If Employee terminates his employment as the direct result of Good Reason (as defined below), then this Agreement shall terminate and Employee shall be entitled to receive from Employer severance compensation in an amount equal to one month's compensation (calculated at the time of such termination), such payment to be received by Employee within 30 days after the effective date of such termination; PROVIDED, that Employee shall be entitled to receive from Employer any compensation and expense reimbursements to which he is otherwise entitled to receive hereunder to the extent such rights accrued and exist prior to such termination. For purposes hereof, the phrase "Good Reason" shall mean a material breach of this Agreement by Employer (other than a breach resulting from a lack of funds attributable to Employer's business performance or from Employee's acts or omissions) where such breach is not cured by Employer within 30 days' after written notice thereof by Employee to Employer.

      9. FULL TIME ACTIVITIY; CONTRACT TERMS TO BE EXCLUSIVE.

      (a) This Agreement, and Employee's duties and responsibilities as Employer's president hereunder, requires the full attention of Employee. Accordingly, Employee


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specifically agrees and understands that his duties and responsibilities hereunder shall be the only business activity of Employee during the Term and that Employee shall not be involved in any other business activity during the Term. Any breach or violation by Employee of this Section 9 shall constitute a material breach of this Agreement and ground for a "for Cause" termination of this Agreement by Employer under Section 8(a) (2) above.

      (b) This written agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representation to induce the execution and delivery hereof except such representations (if any) specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into and delivering the Agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other in connection with any of the transactions contemplated by this Agreement.

      10. WAIVERS OR MODIFICATION INEFFECTIVE UNLESS IN WRITING. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this section may not be waived except as herein set forth.

      11. CONTRACT GOVERNED BY LAW. This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the substantive laws of the State of Georgia.

      12. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Employee shall have no right to assign this Agreement to any other person or entity and Employee shall not have the rights to delegate any duties responsibilities hereunder to any other person or entity.

      13. NOTICES. Any notice or other communication given by either party to the other under this Agreement shall be in writing and shall be sent via hand delivery, certified mail, Fed Ex or other nationally recognized overnight courier service or facsimile at the address of the intended recipient shown below (which address or addresses may be changed from time to time upon 10 days' advance written notice to the other party as provided herein). Any written notice or other communication so given shall be deemed effective upon dispatch by the sender.

                      [Signatures appear on the next page]


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Executed as of the date first above written.

                                      "Employee"

                                      /s/ Richard A. Parlontieri
                                      --------------------------------
                                      Richard A. Parlontieri

                                      Address (for notices/other communications)

                                      --------------------------------

                                      --------------------------------

                                      --------------------------------

                                      Facsimile No.: ____________________



                                      "Employer"

                                      eMissions Testing, Inc.


                                      By: /s/ Sidney Brown
                                      Name: Sidney Brown
                                      Position: Chairman

                                      Address (for notices):

                                      400 Colony Park, Building 104
                                      Suite 600
                                      Cumming, Georgia 30041
                                      Attention: Sidney E. Brown, Director, and
                                                 Karen Vickers, Secretary

                                      Facsimile No.: _________________


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